UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 31, 2008

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974

State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 656-1300

______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 3 pages

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Eleventh Amendment to LaSalle Loan Agreement.

On January 31, 2008 IMPCO Technologies, Inc. ("IMPCO"), a wholly owned subsidiary of Fuel Systems Solutions, Inc., and LaSalle Business Credit, LLC ("LaSalle") entered into an Eleventh Amendment to the revolving Loan and Security Agreement dated July 18, 2003, as amended (the "Eleventh Amendment").

Pursuant to the Eleventh Amendment, LaSalle and the other lenders party to this loan agreement have, among other things, agreed to extend the maturity date of the agreement to March 15, 2008 and reduced the maximum amount that IMPCO can borrow on a revolving basis to $6.2 million. A copy of the Eleventh Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Eleventh Amendment to the Loan and Security Agreement, dated January 31, 2008, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: February 1, 2008	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer and
Secretary